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                                                                    EXHIBIT 10.8

                           NON-COMPETITION AGREEMENT

     NON-COMPETITION AGREEMENT, dated as of February 10, 1998, by and between MTL Inc. (the "Company") and Elton E. Babbitt (the ?Shareholder?);

     WHEREAS, the Shareholder is a principal shareholder of the Company;

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Sombrero Acquisition Corp. (?Sub?) are entering into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, providing for the merger (the ?Merger?) of Sub with and into the Company;

     WHEREAS, upon the date (the ?Effective Date?) of the closing of the Merger, the Shareholder will receive in exchange for his shares of common stock, par value $.01 per share, of the Company, a certain number of shares in the surviving corporation in the Merger and a certain amount of cash, which represents part of the consideration for the Shareholder's obligations under this Agreement;

     WHEREAS, the Shareholder has substantial experience and significant business relationships in the bulk transportation services business;

     WHEREAS, the Company would suffer damages, including the loss of profits, if the Shareholder disclosed any confidential information of the Company or its subsidiaries, engaged in any business that is competitive with the Company or its subsidiaries or solicited the termination of the Company's or its subsidiaries' relationships with their suppliers, customers or employees;

     WHEREAS, the Company would not have entered into the Merger Agreement absent the execution by the Shareholder of this Agreement;

     WHEREAS, it is the interest of the Shareholder that the transactions contemplated by the Merger Agreement be consummated; and

     WHEREAS, this Agreement has been reached in good faith in arms-length negotiations.

       NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:
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     1. Confidential Information. The Shareholder recognizes and acknowledges
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 that he has had access to certain information of members of the Company Group
 (as defined below) and that such information is confidential and constitutes valuable, special and unique property of such members of the Company Group. The Shareholder shall not at any time after the date hereof, disclose, divulge, publish or otherwise communicate to anyone, nor retain, copy or permit to be copied, or make use of for personal purposes or for the benefit of any person, firm, corporation or other entity (other than the Company Group) any Confidential Information (as defined below) of any member of the Company Group (regardless of whether developed by the Shareholder) without the prior written consent of the Company.

     As used herein, "Company Group" means the Company (including its subsidiaries), and any entity that directly or indirectly controls, is controlled by, or is under common control with, the Company and its subsidiaries. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise. In addition, "Company Group" shall mean any entity that is part of the Company's "Affiliate Program" (as defined in the Merger Agreement) and any other independent owner/operator with whom the Company has a contractual relationship.

     The term "Confidential Information" with respect to any person means any trade secrets and any other secret or confidential information or knowledge and shall include, but shall not be limited to, the plans, customers, suppliers, costs, prices, uses and applications of products and services, results of investigations, studies or experiments known to or used by such person, information relating to employees, customers and suppliers, and all apparatus, products, processes, compositions, samples, formulas, computer programs, and servicing, marketing or business methods and techniques at any time used, developed, investigated or otherwise known to such person, all financial matters and all information relating to mergers and acquisitions, in all such cases before or during the term of this Agreement, that are not readily available to the public or that are maintained as confidential by such person.

     2. No Competition. Commencing upon the consummation of the transactions
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contemplated by the Merger Agreement and continuing until the fifth anniversary thereof, the Shareholder shall not, without the express written consent of the Company, directly or indirectly, within any geographic area in which any member of the Company Group conducts its business, engage in the bulk transportation services business or in any related business (the "BTS Business"). For purposes of this Section 2, the Shareholder shall be deemed to engage in a business if he, directly or indirectly, engages or invests in, owns, manages, operates, controls or participates in the ownership, management, operation or control of, is employed by, associated or in any manner connected with, or renders services or advice to, any business engaged in the BTS Business; provided, however, that
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the Shareholder may invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if (x) such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934 and
(y) the Shareholder does not beneficially own (as
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defined Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in excess of 2% of the outstanding equity of such enterprise.

     3. No Solicitation. During the same period as the restrictions of Section 2
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hereof shall apply, the Shareholder shall not (a) request, induce, attempt to influence or have any other business contact with any distributor or supplier of goods or services to any member of the Company Group to curtail or cancel any business they may transact with any member of the Company Group; (b) request, induce, attempt to influence or have any other business contact with any customers of any member of the Company Group that have done business with or potential customers which have been in contact with any member of the Company Group to curtail or cancel any business they may transact with any member of the Company Group, (c) request, induce, attempt to influence or have any other business contact with any employee of any member of the Company Group to terminate his or her employment with such member of the Company Group or (d) request, induce, attempt to influence or have any other business contact with any governmental entity or regulatory authority to terminate, revoke or materially and adversely alter or impair any license, authority or permit held, owned, used or reserved for the Company Group.

     4. Business Goodwill. During the same period as the restrictions of Section
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2 hereof shall apply, the Shareholder will make only positive comments about the
Company Group and its directors, officers, employees and agents, and shall make no comments or take any other actions, direct or indirect, that will reflect adversely on any of the foregoing or adversely affect their business reputation or good will.

     5. Enforceability.  The Shareholder agrees that if a court of competent
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jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Agreement is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Agreement shall remain in full force and effect. The Shareholder further agrees that if a court of competent jurisdiction determines that any provision of this Agreement is invalid or against public policy, the remaining provisions of this Agreement and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

          The Shareholder acknowledges that the restrictions imposed by the Agreement are legitimate, reasonable and necessary to protect the Company Group's investment in its businesses and the goodwill thereof. The Shareholder acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Shareholder has been engaged in the BTS Business, the Shareholder's reputation in the markets for the BTS Business and the Shareholder's relationship with the suppliers, customers and clients of the Company Group. The Shareholder further acknowledges that the restrictions contained herein are not burdensome to the Shareholder in light of the consideration paid therefor and the other opportunities that remain open to the Shareholder. Moreover, the Shareholder acknowledges that he has other means available to him for the pursuit of his livelihood.
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     6.  Remedies. The Shareholder acknowledges that money damages or other
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remedy at law would not be sufficient or adequate remedy for any breach or violation of, or default under, this Agreement, but the Shareholder agrees that in addition to all other remedies available to the Company, the Company shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, restraining orders, injunctive relief and specific performance, without the posting of a bond or other security interest being required.

     7.  Shareholder Agreement. The parties hereto shall use good reasonable
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efforts to enter into a Shareholders Agreement effective as of the Effective
Date hereof substantially in accordance with the terms attached hereto as Exhibit A.
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     8.  Intent of Parties. Each of the parties hereto recognizes and agrees
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that this Agreement is necessary and essential to enable the Company to realize and derive all of the benefits, rights and expectation of the Merger Agreement; that the area and duration of the covenants herein are in all things, under the circumstances of the Merger Agreement, reasonable; and that good and valuable consideration exists for Shareholder's agreeing to be bound by such covenants.

     9.  Successors and Assigns. This Agreement shall inure to the benefit of
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and the successors and assigns of the Company. The Company may assign its rights under this Agreement in connection with any sale, transfer of other disposition of all or a substantial portion of the stock or assets of the Company. The Shareholder may not assign his duties or obligations hereunder, but this Agreement shall be enforceable against the Shareholder's heirs and estate to the extent of any violation hereof by the Shareholder.

     10. Effectiveness. This Agreement shall become effective upon consummation
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of the transactions contemplated by the Merger Agreement and prior thereto shall be of no force and effect. If the Merger Agreement shall be terminated in accordance with its terms, this Agreement shall automatically be deemed to have been terminated and shall thereafter be of no force or effect.

     11. Governing Law. This Agreement and the rights and obligations of the
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parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Florida.

     12. Counterparts. This Agreement may be executed in one or more
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counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, but only one of which need be produced.

     13. Headings. The headings of this Agreement are for convenience of
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reference only and shall not limit or otherwise affect the meaning of this
Agreement.
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   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              MTL INC.


                              By:  ____________________________________
                                   Charles J. O'Brien, Jr.
                                   President


                              SHAREHOLDER


                              ___________________________________________
                              Elton E. Babbitt